SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Coventry Health Care, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

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SUPPLEMENT DATED MAY 12, 2006
TO PROXY STATEMENT DATED APRIL 24, 2006
     This supplement to the 2006 Proxy Statement for Coventry Health Care, Inc. corrects an inadvertent omission in the Company’s 2006 Proxy Statement dated April 24, 2006.
     The salary information reported for 2005 in the Summary Compensation Table under Executive Compensation (see page 14 of the Company’s 2006 Proxy Statement) did not include compensation paid to the Named Executive Officers for holiday, vacation and sick time. Information correcting the inadvertent omission is set forth below:

		2005 Salary Not	Revised
	2005 Salary Reported	Reported in Proxy	2005
Name and Principal Position	in Proxy Statement	Statement	Salary Total
Dale B. Wolf	$827,116	$22,884	$850,000
Thomas P. McDonough	$827,116	$22,884	$850,000
Harvey C. DeMovick, Jr.	$570,000	$30,000	$600,000
Francis S. Soistman, Jr.	$486,539	$13,461	$500,000
Shawn M. Guertin	$397,212	$52,788	$450,000